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                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT

                                    Between:

                           REQUISITE TECHNOLOGY, INC.

                                   DAVID BANDI

                                CAREN MARIE BANDI

                                DUSH RAMACHANDRAN

                            RAMACHANDRAN FAMILY TRUST

                              LATA KAY RAMACHANDRAN

                                       and

                            FAIRWIN SUPPLIES LIMITED


                              DATED: APRIL 1, 1998



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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of April 1, 1998, by and among REQUISITE TECHNOLOGY, INC., a Delaware corporation (the "Purchaser"), and the following parties (the "Selling Stockholders"): David Bandi, Caren Marie Bandi, Dush Ramachandran, Ramachandran Family Trust, Lata Kay Ramachandran and Fairwin Supplies Limited, a corporation incorporated under the laws of the Republic of Ireland. David Bandi and Dush Ramachandran are hereinafter referred to as the "Founders."

                                    RECITALS

     WHEREAS, the Selling Stockholders own all of the outstanding capital stock of Antaeus Systems, Inc., a company organized under the Ontario Business Corporations Act (the "Company"), consisting of 1,000 shares of Class A Stock, 1,000 shares of Class B Stock and 1,000 shares of Class C Stock (the "Shares");

     WHEREAS, the Selling Stockholders desire to sell, and the Purchaser desires to purchase, the Shares on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS.

     1.1 SALE AND PURCHASE OF SHARES. At the Closing (as defined below), the Selling Stockholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Stockholders, on the terms of and subject to the conditions set forth in this Agreement.

     1.2 PURCHASE PRICE. As consideration for the sale of the Shares to Purchaser, at the Closing, Purchaser shall issue to the Selling Stockholders (i) an aggregate of 430,002 shares of Common Stock of Purchaser (the "Common Shares"), having a value of US$0.30 per share, (ii) an aggregate of 120,000 shares of Series C Preferred Stock of Purchaser (the "Preferred Shares"), having a value of US$2.30 per share, in the respective amounts set forth opposite each such Selling Stockholder's name on Schedule 1.2 under the headings "Common Shares" and "Preferred Shares" (collectively, the Common Shares and the Preferred Shares shall be referred to hereinafter as the "Purchaser Shares") and
(iii) Purchaser shall issue to the Selling Stockholders promissory notes substantially in the form of Exhibit H in the principal amounts set forth on
Schedule 1.2 (the "Notes"). The rights, preferences and privileges of the Purchaser Shares are set forth in the Purchaser's Restated Certificate of Incorporation and Bylaws, copies of which have been delivered to the Selling Stockholders or their legal counsel. Certain of the Purchaser Shares shall be subject to the escrow provisions described in Section 1.3 below.

                                       1.

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     1.3 ESCROW SHARES. At the Closing, Purchaser shall place in escrow an aggregate of 70,002 of the Common Shares issued to the Selling Stockholders (the "Escrow Shares") in the respective amounts set forth opposite each such Selling Stockholder's name on Schedule 1.2 under the heading "Escrow Shares." Such shares shall be held in escrow by Purchaser as collateral for the Founders' and Selling Stockholders' indemnification obligations under Section 6 of this Agreement. The terms and conditions of the escrow, and the release of the Escrow Shares from the escrow, shall be set forth in the Escrow Agreement to be entered into between the Purchaser and the Selling Stockholders, a copy of which is attached hereto as Exhibit A.

     1.4 EARN-OUT SHARES. In addition, the Selling Stockholders shall be entitled to receive up to an aggregate of 271,998 additional shares of Common Stock of Requisite (the "Earn-Out Shares") in the event that the criteria set forth below are satisfied in accordance with this Section 1.4.

         (a) FINANCIAL PERFORMANCE FROM JANUARY 1, 1998 UNTIL DECEMBER 31, 1998. In the event that, for the fiscal year ended December 31, 1998 (the "First Measurement Period"), Company Revenue (as defined below) falls within a particular range set forth on Schedule 1.4(a) attached hereto, then subject to the terms and conditions of this Section 1.4, Purchaser shall issue to the Selling Stockholders the number of Earn-Out Shares set forth opposite such range on Schedule 1.4(a), up to a maximum of 104,615 shares for the First Measurement Period.

         (b) FINANCIAL PERFORMANCE FROM JANUARY 1, 1999 UNTIL DECEMBER 31, 1999. In the event that, for the fiscal year ended December 31, 1999 (the "Second Measurement Period") (the "First Measurement Period and the Second Measurement Period shall be referred to hereinafter as the "Measurement Periods"), Company Revenue falls within a particular range set forth on Schedule 1.4(b) attached hereto, then subject to the terms and conditions of this Section 1.4, Purchaser shall issue to the Selling Stockholders the number of Earn-Out Shares set forth opposite such range on Schedule 1.4(b), up to a maximum of 167,383 shares for the Second Measurement Period.

         (c) Notwithstanding anything herein to the contrary, in the event that the Company is not operating on a cash-flow break-even basis at the end of either Measurement Period, then the Selling Stockholders shall not be entitled to receive and Purchaser shall not be obligated to issue any Earn-Out Shares for such Measurement Period. Further, in the event that a Founder is not an employee of Purchaser or the Company as of the end of either Measurement Period because such Founder voluntarily resigned or was terminated for Cause (as defined in the Employment Agreement for such Founder), then such Founder and the Selling Stockholders who are affiliated with such Founder shall not be entitled to receive and Purchaser shall not be obligated to issue such persons any Earn-Out Shares for such Measurement Period. For purposes of this Agreement, Caren Marie Bandi (and any assignee of or successor to her Purchaser Shares) shall be deemed an affiliate of David Bandi, and Lata Kay Ramachandran and the Ramachandran Family Trust (and the respective assignees of and successors to their respective Purchaser Shares) shall be deemed affiliates of Dush Ramachandran. In the event that both Founders are not employees of Purchaser or the Company as of the end of either Measurement Period because both of such Founders voluntarily resigned or were terminated for Cause, then Fairwin Supplies Limited shall not be entitled to receive and Purchaser shall not be obligated to issue to Fairwin

                                       2.

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Supplies Limited any Earn-Out Shares for such Measurement Period. In the event that the Purchaser is not obligated to issue any Earn-Out Shares to a particular Selling Stockholder pursuant to this Section 1.4(c), then such Earn-Out shares shall be deemed forfeited by all Selling Stockholders and no Selling Stockholder shall have any rights to the Earn-Out Shares so forfeited.

         (d) Purchaser shall promptly deliver to the Selling Stockholders the audited consolidated financial statements for the Measurement Periods set forth above and, in the event that the Selling Stockholders are entitled to receive any Earn-Out Shares for such periods, Purchaser shall promptly issue to the Selling Stockholders certificates representing the number of Earn-Out Shares to which they are entitled.

         (e) An acquiror of all or substantially all of the stock or assets of Purchaser or of the Company shall assume the obligations of Purchaser under this
Section 1.4.

         (f) For purposes of this Section 1.4 (including Schedules 1.4(a) and 1.4(b)), "Company Revenue" shall, for each Measurement Period, be equal to the total revenue recognized by the Company in U.S. Dollars during such Measurement Period as set forth on the audited consolidated financial statements of Purchaser; such amounts to be computed in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements were prepared. For purposes of this Agreement, the parties agree that the exchange rate between U.S. Dollars and Canadian Dollars shall be US$1.00 equal to Cdn$1.40.

     1.5 CLOSING DATE. The closing of the transactions contemplated hereunder (the "Closing") shall take place on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302 or at such other time or place as the Selling Stockholders and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

     1.6 CLOSING. At the Closing:

         (a) the Purchaser and the Selling Stockholders shall enter into the Escrow Agreement attached hereto as Exhibit A;

         (b) Purchaser and David Bandi shall enter into an Employment Agreement substantially in the form of Exhibit B-1.

         (c) Purchaser and Dush Ramachandran shall enter into an Employment Agreement substantially in the form of Exhibit B-2.

         (d) the Selling Stockholders shall execute and deliver a General Release substantially in the form of Exhibit C.

         (e) the Company and the Selling Stockholders shall deliver to Purchaser a legal opinion from O'Connor Macleod, substantially in the form of Exhibit D.

                                       3.

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         (f) the Founders and the Selling Stockholders shall deliver to
Purchaser a certificate to the effect that, except as otherwise stated in such certificate, each of the Selling Stockholders and the Founders' representations and warranties in this Agreement is accurate in all respects as of the date of this Agreement and that each of the covenants and obligations that the Founders and the Selling Stockholders are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects.

         (g) David Bandi and Thomas McPherson shall have resigned as directors of the Company and Tom McPherson shall have resigned from all positions he may hold with the Company, effective as of the Closing Date.

         (h) David Bandi and Dush Ramachandran shall have executed and delivered to Purchaser an Assignment and Agreement Concerning Non-Disclosure of Proprietary Information & Non-Competition in the form of Exhibit E.

         (i) Purchaser shall have delivered to the Selling Stockholders a legal opinion substantially in the form of Exhibit F.

         (j) Selling Stockholders shall deliver to Purchaser stock certificates representing the Shares, duly endorsed for transfer.

         (k) Purchaser shall have received certified resolutions of the Board of Directors of the Company authorizing the continuation of the Company as a New Brunswick corporation.

         (l) Purchaser shall issue to the Selling Stockholders the Purchaser Shares in the respective amounts set forth on Schedule 1.2, subject to holdback of the Escrow Shares.

         (m) The Company shall execute and deliver to Fairwin Supplies Limited a promissory note substantially in the form of Exhibit G.

         (n) Purchaser shall execute and deliver promissory notes substantially in the form of Exhibit H.

         (o) Purchaser shall deliver checks to the Lenders under the Notes representing the first payment due under the Notes.

         (p) Purchaser shall enter into Pledge Agreement with the Selling Stockholders substantially in the form of Exhibit K.

         (q) Concurrently with the Closing, Purchaser shall cause to be paid all amounts owing under the Company's credit facility with the Bank of Montreal.

                                       4.

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2.   REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS, AND THE SELLING
     STOCKHOLDERS.

     Except as specifically set forth on the Company Disclosure Schedule delivered to Purchaser, the Founders and each Selling Stockholder jointly and severally hereby represent and warrant to Purchaser as follows:

     2.1 DUE ORGANIZATION; RECORDS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. The Company has all requisite power and authority to own and operate its respective properties and assets and is not required to be qualified, authorized, registered or licensed to do business as a foreign entity in any jurisdiction. The Company has no subsidiaries. The Company has delivered to Purchaser accurate and complete copies of the Company's Articles of Incorporation, Bylaws and Board of Director's and shareholder's minutes and actions. There has been no violation of the Company's Articles, Bylaws or Board or shareholder actions.

     2.2 CAPITALIZATION. The Selling Stockholders are, and as of the Closing Date, will be the only shareholders of the Company. The Selling Stockholders have, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any liens and encumbrances. Of the Shares: (i) Fairwin Supplies Limited owns, beneficially and of record, 1,000 Class A Shares, (ii) David Bandi owns, beneficially and of record, 501 Class B Shares, (iii) Caren Marie Bandi owns, beneficially and of record, 499 Class B Shares, (iv) Dush Ramachandran owns, beneficially and of record, 501 Class C Shares, (v) Lata Kay Ramachandran owns, beneficially and of record, 250 Class C Shares and (vi) Ramachandran Family Trust owns, beneficially and of record, 249 Class C Shares. There is (x) no outstanding option, warrant or other right to acquire any shares of the capital stock or other securities of the Company; (y) no outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Company; and (z) no contract or other right under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     2.3 AUTHORIZATION; BINDING OBLIGATIONS. The Company, Founders and each Selling Stockholder have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement and the transactions contemplated hereby. The execution, delivery and performance by the Founders and the Selling Stockholders of this Agreement and the agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of Company, its shareholders, board of directors and officers, the Selling Stockholders and the Founders. This Agreement and the agreements contemplated hereby constitute the legal, valid and binding obligations of the Founders and the Selling Stockholders, enforceable against the Founders and the Selling Stockholders in accordance with their terms.

     2.4 FINANCIAL STATEMENTS. The Company has delivered to Purchaser the following financial statements and notes (collectively the "FINANCIAL STATEMENTS"); (i) the unaudited balance sheet of the Company as at December 31, 1997 and the statements of income for the twelve months ending December 31, 1997 and (ii) the unaudited balance sheet of the Company as at February 28, 1998 (the "STATEMENT DATE") and statements of income for the two month

                                       5.

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period ending on the Statement Date, copies of which are attached hereto as
Exhibit I. The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company for the periods covered thereby.

     2.5 ABSENCE OF CHANGES. Except as set forth in Section 2.5 of the Company Disclosure Schedule, since the Statement Date: (a) there has not been any material adverse change in the Company's condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof); (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance); (c) the Company has not made any capital expenditure in excess of US$2,500, purchased or otherwise acquired, sold or otherwise transferred, or leased or licensed, any asset from or to any other person or entity; (d) the Company has not entered into any transaction or taken any other action outside the ordinary course of business; and (e) the Company has not agreed, committed or offered (in writing or otherwise), or has not attempted, to take any of the actions referred to in clauses (c) and (d) above.

     2.6 TITLE TO ASSETS. All of the assets owned or purported to be owned by the Company are set forth on the Financial Statements or listed on Section 2.6 of the Company Disclosure Schedule. Except as disclosed on the Company Disclosure Schedule and except for the security interest registered in favour of the Bank of Montreal, the Company has good, valid and marketable title to all of said assets and all of said assets are owned by the Company free and clear of any encumbrances.

     2.7 REAL PROPERTY. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Section 2.7 of the Company Disclosure Schedule.

     2.8 PROPRIETARY ASSETS. Section 2.8 of the Company Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, trade names, service marks, trade secrets or other intellectual property rights or intangible assets (a "Proprietary Asset") owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other person or entity. To the knowledge of the Founders and each of the Selling Stockholders, no other person or entity is infringing, and no Proprietary Asset owned or used by any other person or entity infringes or conflicts with, any Proprietary Asset owned or used by the Company.

     2.9 CONTRACTS. Section 2.9 of the Company Disclosure Schedule identifies each contract, whether written or oral, of the Company other than contracts that do not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of

                                       6.

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US$5,000. To the knowledge of the Founders and each of the Selling Stockholders, no person or entity has violated or breached, or declared or committed any default under, any of said contracts and no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (i) result in a violation or breach of any of the provisions of any such contract, (ii) give any person or entity the right to declare a default or exercise any remedy under any such contract, (iii) give any person or entity the right to accelerate the maturity or performance of any such contract, or (iv) give any person or entity the right to cancel, terminate or modify any such contract.

     2.10 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Section
2.10 of the Company Disclosure Schedule, the Company is in full compliance with all applicable laws that are applicable to it or to the conduct of its business or the ownership or use of any of its assets and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, applicable law. The Company has not received, at any time, any notice or other communication (in writing or otherwise) from any governmental body or any other person or entity regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any applicable law or (b) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

     2.11 GOVERNMENTAL AUTHORIZATIONS. Section 2.11 of the Company Disclosure
Schedule identifies each permit, license, approval, consent, qualification or authorization that is held by the Company. To the knowledge of the Founders and each of the Selling Stockholders, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the consummation of the transactions hereunder, except such as has been duly and validly obtained as filed. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business.

     2.12 INSURANCE. Section 2.12 of the Company Disclosure Schedule sets forth all insurance policies maintained by or at the expense of, or for the direct or indirect benefit of, (including all renewals thereof and endorsements thereto) of the Company. The Company has delivered to Purchaser accurate and complete copies of such policies and each of such policies is valid, enforceable and in full force and effect.

     2.13 BENEFIT PLANS. Section 2.13 of the Company Disclosure Schedule identifies and provides an accurate and complete description of each employee benefit plan established, adopted or maintained by the Company or in which the Company participates or has participated. The Company has delivered to Purchaser accurate and complete copies of all documents relating to each such plan and each such plan is being and has at all times been operated and administered

                                       7.

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in full compliance with the provisions thereof and any applicable legal or governmental requirements.

     2.14 NON CONTRAVENTION; CONSENTS. Except as set forth in Section 2.14 of the Company Disclosure Schedule, the execution and delivery of the Agreement and the agreements contemplated hereby will not directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the Company's Articles of Organization or Bylaws; (b) contravene, conflict with or result in a violation of, or give any governmental body or other person or entity the right to challenge any of the transactions contemplated by the Agreement or to exercise any remedy or obtain any relief under, any applicable law or other legal requirement to which the Company, or any Selling Stockholder, or any of the assets owned or used by the Company is subject; (c) cause the Company, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any tax;
(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the contracts required to be identified on Section 2.9 of the Company Disclosure Schedule; or (e) result in the imposition or creation of any encumbrance upon or with respect to any asset owned or used by the Company.

     Except as set forth in Section 2.14 of the Company Disclosure Schedule, neither the Company, nor any Founder or Selling Stockholder was, is or will be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement.

     2.15 BROKERS. None of the Company, the Founders and any Selling Stockholder has agreed or become obligated to pay, or has taken any action that might result in any person or entity claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

     2.16 FULL DISCLOSURE. The Agreement, the Exhibits and Schedules hereto, and all other documents delivered to the Purchaser or their representatives pursuant hereto, do not contain and will not contain any untrue statement of fact and, to the knowledge of the Founders and each of the Selling Stockholders, none of such documents omit, or will omit, to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there is no fact within the knowledge of the Founders or any Selling Stockholder (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all entities comparable to those of the Company) that may have a material adverse effect on the Company or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by the Agreement. All of the information and material regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its representatives by or on behalf of the Company in connection with the execution, delivery and/or performance of this Agreement, is accurate and complete in all material respects.

                                       8.

     2.17 LIABILITIES. Section 2.17 of the Company Disclosure Schedule sets forth all liabilities or obligations of any nature (whether unknown, undisclosed, unmatured, unaccrued, unasserted, contingent or otherwise) of the Company, except for liabilities or obligations reflected or reserved against in the Financial Statements or described in the notes thereto, or liabilities under the contracts required to be disclosed under Section 2.9 of the Company Disclosure Schedule.

     2.18 LITIGATION. There is no action, suit, proceeding or investigation pending or to any Founder's or any Selling Stockholder's knowledge currently threatened against the Company that questions the validity of this Agreement, the transactions contemplated hereby, or the right of the Company, the Founders or the Selling Stockholders to enter into this Agreement or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current ownership of the Company. Neither the Founders nor any Selling Stockholder is aware of any basis for the foregoing. Neither the Founders nor any Selling Stockholder is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     2.19 EMPLOYEE MATTERS. Section 2.19 of the Company Disclosure Schedule lists the name, title and annual compensation of each current employee of the Company and accurately identifies each former employee of the Company receiving or scheduled to receive (or whose dependent is receiving or is scheduled to receive) any benefits from the Company (and accurately describes such benefits). The Company is not a party to or bound by any employment agreement, union contract, collective bargaining agreement or similar contract, and the employment of each employee of the Company is terminable by the Company at will, subject to compliance with applicable statutory or common law requirements.

     2.20 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state, provincial, and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the knowledge of the Company, the Founders and the Selling Stockholders, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state, provincial or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state, province or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon their respective properties or assets as of the date of this Agreement that is not adequately provided for.

     2.21 ENVIRONMENTAL AND SAFETY LAWS. To the knowledge of the Founders and the Selling Stockholders, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the knowledge of the Founders and the Selling Stockholders, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                                       9.

     2.22 INVESTMENT REPRESENTATIONS. The Selling Stockholders understand that the Purchaser Shares, and if issued the Earn-Out Shares, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders also understand that the Purchaser Shares and, if issued, the Earn-Out Shares, are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Selling Stockholders' representations contained in the Agreement. Each Selling Stockholder hereby represents and warrants as follows:

         (a) The Selling Stockholder has sufficient knowledge and experience in business and financial matters so that it is capable of evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. The Selling Stockholder must bear the economic risk of this investment indefinitely unless the Purchaser Shares and, if issued, the Earn-Out Shares, are registered pursuant to the Securities Act or an exemption from registration is available. The Selling Stockholder understands that the Purchaser has no present intention of registering the Purchaser Shares or any shares of its capital stock. The Selling Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that even if available such exemption may not allow the Selling Stockholder to transfer all or any portion of the Purchaser Shares and, if issued, the Earn-Out Shares, under the circumstances in the amounts or at the times the Selling Stockholder might propose.

         (b) The Selling Stockholder is acquiring the Purchaser Shares and, if issued, the Earn-Out Shares, for the Selling Stockholder's own account for investment only and not with a view towards their distribution.

         (c) The Selling Stockholder represents that by reason of its, or of its management's, business or financial experience, the Selling Stockholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

         (d) The Selling Stockholder has had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and has had the opportunity to review the Purchaser's operations and facilities. The Selling Stockholder has also had the opportunity to ask questions of and receive answers from, the Purchaser and its management regarding the terms and conditions of this investment.

         (e) The Selling Stockholder acknowledges and agrees that the Purchaser Shares and, if issued, the Earn-Out Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Selling Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Purchaser, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                                      10.

         (f) If the Selling Stockholder is an individual, then the Selling Stockholder resides in the state or province identified in the address of the Selling Stockholder set forth on the signature page hereto; if the Selling Stockholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Selling Stockholder in which its investment decision was made is located at the address or addresses of the Selling Stockholder set forth on the signature page hereto.

         (g) The Selling Stockholders acknowledge and agree that any shares of Common Stock of Purchaser held by them shall be subject to the right of first refusal set forth in Purchaser's Bylaws.

         (h) The Selling Stockholder acknowledges and agrees that all certificates representing any of the Purchaser Shares and, if issued, the Earn-Out Shares, shall have endorsed thereon appropriate legends reflecting the foregoing limitations and transfer restrictions.

         (i) The Selling Stockholder agrees that, if requested by Purchaser or the representative of the underwriters of common stock (or other securities) of Purchaser, the Selling Stockholder shall not sell or otherwise transfer or dispose of any common stock (or other securities) of Purchaser held by the Selling Stockholder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of Purchaser filed under the Securities Act. The obligations described in this subsection (i) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Purchaser may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     Except as specifically set forth on the Purchaser Disclosure Schedule delivered to the Selling Stockholders, Purchaser hereby represents and warrants to the Company and each of the Selling Stockholders as follows:

     3.1 DUE ORGANIZATION; RECORDS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its respective properties and assets and is duly qualified to do business as a foreign corporation in Colorado and all other jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which the failure to do so would not have a material adverse effect on the Company or its business. The Company has no subsidiaries.

     3.2 AUTHORIZATION; BINDING OBLIGATIONS. The Purchaser has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement and the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of the

                                      11.

Purchaser, its stockholders and its board of directors. This Agreement and the agreements contemplated hereby constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms except as limited by applicable bankruptcy, insolvency or other laws of general enforcement affecting creditor's rights, general principles of equity that restrict the availability of equitable remedies and to the extent that enforceability of the indemnification provisions may be limited by applicable laws.

     3.3 FINANCIAL STATEMENTS. The Purchaser has delivered to the Company the following financial statements and notes (collectively the "PURCHASER FINANCIAL STATEMENTS"); (i) the balance sheet of the Purchaser as at December 31, 1997 and the statements of income and cash flows for the twelve months ending December 31, 1997 and (ii) the unaudited balance sheets of the Purchaser as at February 28, 1998 (the "STATEMENT DATE") and statements of income and cash flows for the two month period ending on the Statement Date, copies of which are attached hereto as Exhibit J. The Purchaser Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Purchaser for the periods covered thereby.

     3.4 GOVERNMENTAL AUTHORIZATIONS. To the knowledge of the Purchaser, the Purchaser is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Purchaser. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the consummation of the transactions hereunder, except such as has been duly and validly obtained as filed.

     3.5 NON CONTRAVENTION; CONSENTS. The execution and delivery of the Agreement and the agreements contemplated hereby will not directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the Company's Certificate of Incorporation or Bylaws; or (b) contravene, conflict with or result in a violation of, or give any governmental body or other person or entity the right to challenge any of the transactions contemplated by the Agreement or to exercise any remedy or obtain any relief under, any applicable law or other legal requirement to which the Purchaser or any of the assets owned or used by the Purchaser is subject. Purchaser was not, is not or will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement, except as have been or will be duly obtained on or prior to the Closing.

     3.6 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Purchaser's knowledge currently threatened against the Purchaser that questions the validity of this Agreement, the transactions contemplated hereby, or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition,

                                      12.

affairs or prospects of the Purchaser, financially or otherwise. The Purchaser is not aware of any basis for the foregoing.

     3.7 CAPITALIZATION. The issuance of the Common Shares, the Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares and the Earn-Out Shares has been duly and validly authorized by all action on the part of Purchaser, and when issued in compliance with the provisions of this Agreement and the Restated Certificate of Incorporation of the Purchaser, will be validly issued, fully paid and non-assessable. The authorized capital stock of Purchaser immediately prior to the Closing consists of (i) 15,000,000 shares of Common Stock, 1,555,252 of which are issued and outstanding, and (ii) 6,519,955 shares of Preferred Stock, 337,420 of which are designated Series A Preferred Stock, 189,630 shares of which are issued and outstanding, 3,132,535 of which are designated Series B Preferred Stock, 3,118,785 shares of which are issued and outstanding and 3,050,000 of which are designated Series C Preferred Stock, 2,826,088 shares of which are issued and outstanding.

     3.8 ABSENCE OF CHANGES. Since February 28, 1998, (a) there has not been any material adverse change in the Purchaser's condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on the Purchaser's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof); and (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Purchaser's assets (whether or not covered by insurance).

     3.9 BROKERS. The Purchaser has not agreed or become obligated to pay, nor has it taken any action that might result in any person or entity claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

     3.10 FULL DISCLOSURE. The Agreement, the Exhibits and Schedules hereto, and all other documents delivered to the Selling Stockholders or their representatives pursuant hereto, do not contain and will not contain any untrue statement of fact and, to the knowledge of the Purchaser, none of such documents omit, or will omit, to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. There is no fact within the knowledge of the Purchaser (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely effect all entities comparable to those of the Purchaser) that may have a material adverse effect on the Purchaser or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by the Agreement. All of the information and material regarding the Purchaser and its business, condition, assets, liabilities, operations, financial performance, net income or prospects that has been furnished to the Selling Stockholders or any of their representatives by or on behalf of the Purchaser in connection with the execution, delivery and/or performance of this Agreement, is accurate and complete in all material respects.

4.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

     The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of

                                      13.

each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 8.6):

     4.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of the Company's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     4.2 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Founders and each of the Selling Stockholders in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made on the Closing Date, without giving effect to any update to the Company Disclosure Schedule.

     4.3 PERFORMANCE OF OBLIGATIONS. All covenants and obligations that the Company, the Founders and the Selling Stockholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

     4.4 APPROVALS; CONSENTS.

         (a) The Purchaser's board of directors and, if necessary, its stockholders, shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the transactions.

         (b) Each of the consents required to be obtained hereunder shall have been obtained and shall be in full force and effect.

     4.5 BOARD OF DIRECTORS. The authorized size of the Board of Directors of the Company shall be two (2), and effective as of the Closing, the Board of Directors shall consist of the Chief Executive Officer of Purchaser (initially Barbara Mowry) and the President of the Company (initially Dush Ramachandran).

     4.6 ADDITIONAL DOCUMENTS. Purchaser shall have received the following documents:

         (a) an opinion letter from O'Connor Macleod dated the date of Closing, in the form of Exhibit D;

         (b) such other documents as Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made hereunder, (ii) evidencing the compliance by the Company, the Founders or any of the Selling Stockholders with, or the performance by the Company, the Founders or any of the Selling Stockholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 4 or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

                                      14.

         (c) Such other documents required to be delivered to Purchaser pursuant to Section 1.6.

     4.7 NO PROCEEDINGS. There shall not have been commenced or threatened against the Purchaser, or against any person or entity affiliated with the Purchaser, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

     4.8 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No person or entity shall have made or threatened any claim asserting that such person or entity (i) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any shares of capital stock of the Company, or (ii) may be entitled to any portion of the consideration to be received by the Selling Stockholders in connection with this Agreement.

5. CONDITIONS PRECEDENT TO THE FOUNDERS' AND THE SELLING STOCKHOLDERS' OBLIGATION TO CLOSE.

     The Selling Stockholders' obligation to sell their Shares and the Founders' and the Selling Stockholders' obligation to take the other actions required to be taken at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Founders and the Selling Stockholders, in whole or in part, in accordance with
Section 8.6):

     5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made on the Closing Date.

     5.2 PURCHASER'S PERFORMANCE. All of the other covenants and obligations that Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

     5.3 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Shares by the Selling Stockholders to the Purchaser.

     5.4 ADDITIONAL DOCUMENTS. The Selling Stockholders shall have received the following documents:

         (a) an opinion letter from Cooley Godward LLP dated the date of Closing, in the form of Exhibit F;

         (b) such other documents as the Selling Stockholders may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made

                                      15.

hereunder, (ii) evidencing the compliance by the Purchaser with, or the performance by the Purchaser of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this
Section 5 or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

         (c) Such other documents required to be delivered by Purchaser pursuant to Section 1.6.

6.   INDEMNIFICATION, ETC.

     6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation): (i) the execution and delivery of this Agreement and the sale of the Shares to Purchaser; (ii) any subsequent sale or other disposition of any or all of the Shares by Purchaser; (iii) the liquidation, dissolution or winding up of any Selling Stockholder and (iv) the death of any Founder. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until the date eighteen (18) months from the Closing Date; provided, however, that if a Claim Notice relating to any representation or warranty is given to the indemnifying party on or prior to the date eighteen (18) months from the Closing Date, then, notwithstanding anything to the contrary contained in this Section 6.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until the later of (i) the date eighteen (18) months from the Closing Date, or (ii) such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 6.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any breach or alleged breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Selling Stockholders, the Founders and Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

         (b) The representations, warranties, covenants and obligations of the Founders, the Selling Stockholders and the Purchaser and the rights and remedies that may be exercised by the Purchaser Indemnitees or the Seller Indemnitees, as applicable, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser Indemnitees or the Seller Indemnitees, as applicable, or any of their representatives.

         (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Purchaser Indemnitee or the Seller Indemnitee, as applicable, acting in good faith, delivers to the indemnifying party a written notice stating that such Indemnitee believes that there is or has been a possible breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential damages that have arisen and may arise as a direct or indirect result of such possible breach.

                                      16.

         (d) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or Purchaser Disclosure Schedule, as applicable, or in any update to the Company Disclosure Schedule or Purchaser Disclosure Schedule, as applicable, shall be deemed to be a representation and warranty made by each Founder, each of the Selling Stockholders and the Purchaser, as applicable, in this Agreement.

     6.2 INDEMNIFICATION BY THE FOUNDERS AND SELLING STOCKHOLDERS.

         (a) Each of the Founders jointly and severally, and the other Selling Stockholders, severally, shall hold harmless and indemnify each of (i) Purchaser, (ii) Purchaser's current and future affiliates, (iii) the representatives of the persons identified in (i) and (ii), and (iv) the respective successors and assigns of the persons referred to in (i) and (ii) (collectively, the "Purchaser Indemnitees") for any damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which Purchaser may otherwise become subject at any time (regardless of whether or not such damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

             (i) Any breach of any of the representations or warranties made by any Founder or any of the Selling Stockholders in this agreement or any other agreement contemplated hereby;

             (ii) any breach of any representation, warranty, statement, information or provision contained in the Company Disclosure Schedule or in any other document delivered or otherwise made available to Purchaser or any of its representatives in connection with this Agreement by or on behalf of the Founders, the Selling Stockholders, the Company or any of the Company's representatives;

             (iii) any breach of any covenant or obligation of the Company, any of the Founders or any of the Selling Stockholders contained in this agreement or the other agreement contemplated hereby;

             (iv) any liability to which Purchaser or any of the other Indemnities may become subject and that arises directly or indirectly from as relates directly or indirectly to any services performed by or on behalf of the Company, or the operation by the Company of its business on or at any time prior to the Closing Date;

             (v) any matter identified or referred to in Sections [__] of the Company Disclosure Schedule; or

             (vi) any proceeding relating directly or indirectly to any breach, alleged breach, liability or matter of the type referred to in clauses (i) - (v) above (including any proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 6).

         (b) The Selling Stockholders and the Founders acknowledge and agree that, if there is any breach of any representation, warranty or other provision relating to the Company, or its business, condition, assets, liabilities, operations, financial performance, net income or

                                      17.

prospects (or any aspect or portion thereof), then Purchaser itself shall be deemed, by virtue of its being the sole shareholder of the Company, to have incurred damages as a result of such breach or liability. Nothing contained in this Section 6.2(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred damages for purposes of this Agreement, (ii) limiting the other types of damages that Purchaser may be deemed to have incurred (whether in connection with any such breach or liability or otherwise) or (iii) limiting the rights of the Company or any of the other Indemnitees under this Section 6.2.

         (c) Purchaser shall have the ability to offset any indemnifiable damages under this Section 6 against any payments due under the Notes. Additionally, the Escrow Shares shall be held in escrow by Purchaser as collateral for the Selling Stockholders' and Founders' indemnification obligations hereunder.

         (d) The liability of the Founders and the Selling Stockholders (in the aggregate) under this Section 6.2 shall in no event exceed the aggregate purchase price paid by Purchaser pursuant to Section 1.2, and the individual liability of the Selling Stockholders (other than the Founders) shall in no event exceed that portion of the aggregate purchase price received by it pursuant to Section 1.2; provided that nothing in this Section 6.2(c) shall limit the Purchaser's remedies in the event of willful misconduct, intentional misrepresentation or fraud. Purchaser agrees that it shall seek to recover any indemnification obligation owed to it hereunder first out of the Escrow Shares, then by offsetting the amounts due under the Notes and then out of the Purchaser Shares prior to seeking indemnification from other assets or property of the Founders and the Selling Stockholders.

     6.3 INDEMNIFICATION BY PURCHASER. The Purchaser shall hold harmless and indemnify each of (i) the Founders, (ii) the Selling Stockholders, and (iii) the respective successors and assigns of the persons referred to in (i) and (ii) (collectively, the "Seller Indemnitees") for any damages which are directly or indirectly suffered or incurred by any of the Seller Indemnitees or to which such persons may otherwise become subject at any time (regardless of whether or not such damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any breach of any of the representations or warranties made by the Purchaser in this Agreement or any other agreement contemplated hereby. The liability of the Purchaser under this Section 6.3 shall in no event exceed the aggregate purchase price paid by Purchaser pursuant to Section 1.2; provided that nothing in the foregoing clause shall limit the Purchaser's remedies in the event of willful misconduct, intentional misrepresentation or fraud.

     6.4 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any person or entity of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such person or entity may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other legal requirement, at common law, in equity or otherwise).

                                      18.

7.   POST-CLOSING COVENANTS.

     7.1 FURTHER ACTIONS. From and after the Closing Date, each party shall cooperate with the other parties hereto and their respective affiliates and representatives, and shall execute and deliver such documents and take such other actions as such other party may reasonably request for the purpose of evidencing the transactions contemplated hereby, making any filings or obtaining any consents required by the transactions contemplated hereby and for the purpose of continuing the Company as a New Brunswick corporation.

     7.2 SALE OF PURCHASER SHARES. In connection with each Qualified Financing occurring on or prior to the closing of a firm commitment underwritten public offering of Purchaser's common stock pursuant to an affective registration statement under the Securities Act, Purchaser will use its reasonable best efforts to allow the Selling Stockholders to sell up to an aggregate of 120,000 of the Preferred Shares to some or all of the investors participating in such Qualified Financing. A Qualified Financing shall mean the issuance and sale by Purchaser of shares of its preferred stock to private investors, institutional venture investors or corporate investors in one or a series of related transactions.

     7.3 COVENANTS RELATING TO EARN-OUT SHARES. Purchaser and the Founders agree to mutually determine in good faith a methodology and the mechanics, by May 1, 1998, for calculating and measuring Company Revenue for purposes of Section 1.4 to accurately reflect revenue earned by the Company during the applicable Measurement Periods. In the event that Purchasers and the Founders are unable to so agree, then Purchasers and the Founders shall mutually select an independent third party (such as a representative of a nationally recognized accounting firm) to assist such parties in reaching such a determination.

     7.4 COMPANY BOARD OF DIRECTORS. Purchaser hereby agrees that, for so long as any Earn-Out Shares remain subject to issuance, Purchaser shall cause the Board of Directors of the Company to include as one of its members the then current President of the Company provided that the Board of Directors of the Company shall not be more than two members until such time as the Company is continued as a New Brunswick corporation.

     7.5 ASSIGNMENT AND AGREEMENT CONCERNING NON-DISCLOSURE OF PROPRIETARY INFORMATION AND NON-COMPETITION. Promptly following the Closing, the Founders will use good faith efforts to have each employee of the Company execute and deliver an Assignment and Agreement Concerning Non-Disclosure of Proprietary Information and Non-Competition in the form of Exhibit E.

     7.6 WORKING CAPITAL REQUIREMENTS. For fiscal year 1998, Purchaser agrees that it shall transfer funds to the Company to fund the Company's working capital requirements, at such time and in such amounts as may be mutually agreed in good faith by Purchaser and the Company.

8.   MISCELLANEOUS.

     8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

                                      19.

     8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the shares from time to time.

     8.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     8.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

     8.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of Purchaser and each of the Selling Stockholders and, with respect to Section 6, with the written consent of the Founders.

     8.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Selling Stockholders and Purchaser at the addresses as set forth on the signature page hereof or at such other address as the Selling Stockholders or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

     8.8 EXPENSES. All costs and expenses, including without limitation, fees and disbursements of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided that if the Closing occurs, Purchaser or the Company shall pay all such costs and expenses incurred by the Selling Stockholders and the Founders.

                                      20.

     8.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     8.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     8.12 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                                      21.

     IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



PURCHASER:

REQUISITE TECHNOLOGY INC.

By: /s/ Barbara J. Mowry
    -------------------------------

Name: Barbara J. Mowry
      -----------------------------

Title: President
       ----------------------------

Address: 4888 Pearl East Circle
         Suite 300W
         Boulder, CO 80301


SELLING STOCKHOLDERS:

/s/ David Bandi
-----------------------------------
DAVID BANDI

Address:
         --------------------------

         --------------------------

         --------------------------


/s/ Caren Bandi
-----------------------------------
CAREN MARIE BANDI

Address:
         --------------------------

         --------------------------

         --------------------------

/s/ Dush Ramachandran
-----------------------------------
DUSH RAMACHANDRAN

Address:
         --------------------------

         --------------------------

         --------------------------


/s/ Lata Ramachandran
-----------------------------------
LATA KAY RAMACHANDRAN

Address:
         --------------------------

         --------------------------

         --------------------------


RAMACHANDRAN FAMILY TRUST

By: /s/ Dush Ramachandran
    -------------------------------

Name: Dush Ramachandran
      -----------------------------

Title: Trustee
       ----------------------------

Address:
         --------------------------

         --------------------------

         --------------------------

FAIRWIN SUPPLIES LIMITED

By: /s/ Tom McPherson
    -------------------------------

Name: Tom McPherson
      -----------------------------

Title: Authorized Signing Officer
       ----------------------------

Address:
         --------------------------

         --------------------------

         --------------------------

FOUNDERS

/s/ David Bandi
-----------------------------------
David Bandi


/s/ Dush Ramachandran
-----------------------------------
Dush Ramachandran